RUTGERS, THE STATE UNIVERSITY OF NEW JERSEY
Office of Corporate Liaison and Technology Transfer

COOPERATIVE RESEARCH AGREEMENT

This COOPERATIVE RESEARCH AGREEMENT is entered into as of July15, 2005 by and between mPhase Technologies Inc. a corporation organized under the laws of the State of New Jersey, having a business office at 150 Clove Road, Little Falls New Jersey, 07424 (hereafter "COMPANY") and RUTGERS, The State University, a specially chartered New Jersey Educational Institution, having its principal offices in New Brunswick, New Jersey 08901-1281 (hereafter "RUTGERS" or "UNIVERSITY").

WHEREAS, the COMPANY and the UNIVERSITY desire to enter into a joint research program on Lithium reserved nano structured batteries;

WHEREAS, both parties possess expertise in the area of battery, semiconductor and micro fluid technologies;

WHEREAS, the research program contemplated by this AGREEMENT is of mutual interest and benefit to RUTGERS and to COMPANY, will further the instructional and research objectives of RUTGERS in a manner consistent with its status as a non-profit, tax-exempt, public, educational institution, and may derive benefits for both COMPANY and RUTGERS by advancing knowledge through discovery and by creating new technologies through invention;

NOW, THEREFORE, the parties mutually agree as follows:

1. Definitions

As used herein, the following terms shall have the following meanings:

a. "RESEARCH" shall be the mutually agreed upon scope of work in this agreement conducted during the term of this AGREEMENT.

b. "Intellectual Property" shall include, but not be limited to, inventions and discoveries made during the term of this AGREEMENT in the course of and within the scope of the RESEARCH (1) by one or more employees of RUTGERS, or (2) jointly by one or more employees of RUTGERS and by one or more employees of COMPANY in performance of RESEARCH.

c. "Proprietary Information" shall mean any and all knowledge, know-how, practices, process, or other information disclosed to one party by the other party which the disclosing party considers proprietary and which it identifies in writing as "Proprietary Information."

d. "Protection" shall mean all legal means of establishing rights to Intellectual Property, including but not limited to patents, copyrights, Plant Variety Protection Certificates, and plant patents.

2. Statement of Work

Both parties agree to cooperate jointly in performing the RESEARCH project entitled Lithium nano structured reserve battery described in the attached Exhibit A. RUTGERS shall use reasonable efforts to perform the RESEARCH described in Exhibit A in coordination with the COMPANY.

3. Technical Coordinators

RUTGERS will conduct the RESEARCH under the direction and supervision of Dr. Glenn Amatucci, the PRINCIPAL INVESTIGATOR (PI). The COMPANY technical coordinator on this RESEARCH shall be Mr. Steve Simon.

4. Period of Performance

RESEARCH under this AGREEMENT will be performed from July 2005 to January 2006 and may be extended, renewed, or amended by the mutual written agreement of both parties.

5. Compensation

This is a Cost Reimbursement-Type Agreement and the amount payable by COMPANY to RUTGERS for the cost of RESEARCH is $ 49,999. Any costs in excess of the amount specified must be authorized as an amendment to this AGREEMENT by COMPANY.

RUTGERS shall retain title to equipment and supplies purchased with funds provided by COMPANY under this AGREEMENT. The UNIVERSITY shall provide existing facilities and equipment required to conduct the RESEARCH.

6. Payment Schedule

a. Payments shall be made to RUTGERS by COMPANY as follows:

(1) First payment of $ 20,000 on or about the date of signing this AGREEMENT.

(2) The second payment due on:
Date: Oct 1, 2005 Amount: $15,000

(3) The final payment of $14,999 due on completion of work in the SOW

b. Checks should be made payable to Rutgers, The State University and sent to Assistant Controller, Division of Grant and Contract Accounting, Rutgers, The State University of New Jersey, ASB III, 3 Rutgers Plaza, 2nd Floor, New Brunswick, New Jersey 08901-8559.

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c. For identification purposes, each payment should include the name of the PI and the title of the RESEARCH project.

7. Reports

The PRINCIPAL INVESTIGATOR shall report on a monthly basis to COMPANY on progress of the RESEARCH. Additional status reports conducted via e-mail exchanges and scheduled telephone conference calls may also be conducted from time to time during this AGREEMENT. A final report shall be provided by the PRINCIPAL INVESTIGATOR on behalf of RUTGERS within sixty (60) days of the expiration of the contract period.

8. Proprietary Information

During the term of the RESEARCH, it may be necessary or desirable for one party to provide to the other party pre-existing information which it considers to be proprietary (hereafter "Proprietary Information"). Such Proprietary Information will be so marked in writing before delivery, where possible. Each party agrees to make a good faith effort to hold Proprietary Information of the other party in confidence during this AGREEMENT, and for one year beyond the termination of this AGREEMENT. The standards observed by the receiving party in its good faith effort are to be the same as would apply to the maintenance of its own confidential records. The parties are not obliged to treat as proprietary any information which is (i) already in the public domain, (ii) already known to the receiving party's personnel, (iii) independently developed at a later time by the receiving party's personnel without knowledge of the disclosing party's Proprietary Information, (iv) provided by a third party without breaching any obligation to the disclosing party, or (v) required to be disclosed by court order. Each party further agrees to destroy or return any such Proprietary Information and any and all copies thereof to the other party upon request.

9. Publication

Publication of research results is one of the primary missions of RUTGERS. COMPANY agrees that researchers engaged in the RESEARCH shall be permitted to present at symposia, national or regional professional meetings, and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of the RESEARCH. However, the parties agree that the party intending to publish will provide the non-publishing party a copy of such proposed publication or presentation thirty (30) days in advance to determine if the contents includes information that requires a) filing a United States patent application(s) for Protection, such period not to exceed thirty (30) days, or b) identification of any Proprietary Information as defined in Article 8 above which one party may wish to delete. It is recognized that due to the joint nature of this AGREEMENT articles may be jointly authored by employees of the COMPANY and the UNIVERSITY, and such joint authorship shall be so recognized where appropriate.

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10. Intellectual Property

a. All rights and title in and to any and all pre-existing inventions, discoveries, biological material, and software (hereafter "Background Technology") developed prior to the performance of this Agreement by either of the parties to this Agreement, whether or not patentable, shall reside with the owner thereof and such ownership and rights thereto shall not be affected by the RESEARCH or a party's performance of its obligations hereunder except as specifically set forth in this Agreement. For purposes of this AGREEMENT, Background Technology of the parties is hereby identified below:

- RUTGERS: design, fabrication and implementation of lithium energy storage chemistries know-how
- COMPANY: design, fabrication and implementation of nanostructured material know-how including filed or under patent/patent application, titles as follows:
- "Method And Apparatus For Variably Controlling The Movement Of A Liquid On A Nanostructured Surface", Kornblit, Kroupenkine, Mandich, Schneider, Taylor, Yang, 10/403159, 03/31/2003
- "Method And Apparatus For Reducing Friction Between A Fluid And A Body", Kornblit, Kroupenkine, Mandich, Schneider, Taylor, Weiss, Yang, 10/649285, 08/27/2003
- "Reversible Transitions On Dynamically Tunable Nanostructured Or Microstructured Surfaces", Hodes, Kolodner, Kroupenkine, Lyons, Mandich, Taylor", 10/674448, 09/30/2003
- "Battery Having A Nanostructured Electrode Surface", Kroupenkine, Taylor, Weiss, 10/716084, 11/18/2003
- "Tunable Liquid Microlens with Lubrication Assisted Electrowetting", Kroupenkine, Yang, 6,545,815, 4/8/03
- "Nanostructured Battery Having End of Life Cells", Krupenkin, Lyons, Simon, 2/20/2004

b. All new and developing Intellectual Property related to the incorporation of lithium energy storage technology into the micro reserve cell will be jointly owned by RUTGERS and COMPANY. This includes but is not limited to chemistry and structures.

c. All rights and title to Intellectual Property other than that defined in b. above, whether

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or not patentable, made solely by an employee of COMPANY in the performance of the RESEARCH shall belong to COMPANY; provided, such Intellectual Property is made independently of any information provided to COMPANY by RUTGERS.

d. All rights and title to Intellectual Property other than that defined in b. above, whether or not patentable, made solely by an employee of RUTGERS in the performance of the RESEARCH shall belong to RUTGERS.

e. All right and title to Intellectual Property other than that defined in b. above, whether or not patentable, made jointly by an employee of COMPANY and an employee of RUTGERS shall also be jointly owned.

f. Each party will promptly notify the other party once it has identified any potentially valuable Intellectual Property made during this AGREEMENT in the performance of the RESEARCH. Each party shall have the sole right to determine what applications, if any, will be filed to obtain Protection on Intellectual Property made solely by its employees and shall own independently all resulting Intellectual Property. The parties will determine, on a case by case basis, where and by which party patent applications, if any, on jointly-owned Intellectual Property will be filed, and how the expenses of filing and prosecuting such applications will be borne. Each party shall own jointly with the other party all patents resulting from such jointly made Intellectual Property.

11. Grant of Licenses

a. COMPANY will promptly, within thirty (30) days after being notified of RUTGERS solely owned Intellectual Property or Intellectual Property owned jointly by RUTGERS and COMPANY, decide whether to pay for all costs of filing applications for Protection. If COMPANY agrees to pay such costs, RUTGERS hereby grants COMPANY a limited term first right to negotiate a license on such Intellectual Property.. . This negotiation term will expire six (6) months from disclosure of the Intellectual Property and provided the parties are negotiating in good faith, the parties can mutually agree on an extension of time not to exceed an additional three (3) months.

Under this provision, RUTGERS, shall enter into good faith negotiations with COMPANY for an exclusive or non-exclusive license for the commercial making, having made, modifying, using and selling of such (i) RUTGERS solely owned or RUTGERS interest in jointly owned Intellectual Property, or (ii) RUTGERS solely owned or RUTGERS interest in any jointly owned technical information at a reasonable royalty rate, and recognizing any relevant patent filing expenses.

b. Subject to section 11.a. above, and section 10.a which excludes all previously identified solely owned Background Technology_, each party shall have the right to license independently to any third party its patent rights to Intellectual Property, and its technical information, whether solely-owned or owned jointly with the other party,

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made or created during the course of the RESEARCH with no requirement for accounting to the other party.

c. Rights to new Intellectual Property, as defined in sections 10 and 11 above, does not include Background Technology particularly in the case of joint inventions. COMPANY and RUTGERS understand and agree that i) Background Technology is standalone intellectual property that is owned by the respective inventing party ii) although Background Technology may be an integral part of new Intellectual Property, the joint invention pertains to the new Intellectual Property only and iii) if such Background Technology is required to commercialize such new Intellectual Property, neither party can use the other party's Background Technology without negotiating a license to such Background Technology.

12. Independent Contractor

a. This AGREEMENT sets forth a cooperative relationship between the UNIVERSITY and the COMPANY. The individuals whose names are listed in Article 3 above are designated as the technical coordinators for this project. These individuals shall jointly determine the work to be undertaken and arrange all technical information transmitted between the parties that are necessary to conduct the RESEARCH consistent with Article 2. Both individuals will remain employees of their respective organizations for performance under this AGREEMENT and shall not be deemed for any reason to be an employee of the other organization.

b. These technical coordinators are not authorized to change any element of this AGREEMENT. Changes to this AGREEMENT will be in writing and signed by duly authorized signatories of both the UNIVERSITY and the COMPANY.

c. Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, or representation as to any matter. Neither shall be bound by the acts or conduct of the other.

13. Publicity

Neither party shall use the name or trademarks of the other party, nor of any member of the other party's staff, in connection with any publicity without the prior written approval of the other party. This shall not include RUTGERS internal documents, annual reports and databases which are available to the public and which identify the existence of the RESEARCH by title, PRINCIPAL INVESTIGATOR, COMPANY, period of funding, amount of award, and an abstract of project.

14. Warranties

RUTGERS MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION, ORIGINALITY, OR ACCURACY OF THE RESEARCH OR ANY INTELLECTUAL

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PROPERTY OR PRODUCT(S), WHETHER TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT; OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY SUCH INTELLECTUAL PROPERTY OR PRODUCT. RUTGERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHER DAMAGES SUFFERED BY COMPANY, ANY LICENSEE OR ANY OTHERS RESULTING FROM THE USE OF THE RESEARCH OR ANY SUCH INTELLECTUAL PROPERTY OR PRODUCT.

RUTGERS MAKES NO REPRESENTATION OR WARRANTY REGARDING ACTUAL OR POTENTIAL INFRINGEMENT OF PATENTS, COPYRIGHTS, OR OTHER INTELLECTUAL PROPERTY OF THIRD PARTIES, AND COMPANY ACKNOWLEDGES THAT THE AVOIDANCE OF SUCH INFRINGEMENT IN THE DESIGN, USE, AND SALE OF PRODUCTS AND PROCESSES RELATED TO THE RESEARCH SHALL REMAIN THE RESPONSIBILITY OF COMPANY.

15. Indemnification

To the maximum extent permitted by law, each party agrees to indemnify, defend and hold harmless the other party and its employees and agents against any claim, loss, cost, expense, damage or liability of any kind (including reasonable attorney fees and expenses of litigation) arising out of or connected with the participation in the RESEARCH or its use of Intellectual Property.

Without limiting the foregoing, each party agrees to hold harmless, indemnify and defend the other party from all claims, liabilities, demands, damages, expenses and losses (including reasonable attorney fees and expense of litigation) arising out of the use by the indemnifying party, or by any third party acting on behalf of or under its authorization, of the other's party's Intellectual Property or out of any use, sale or other disposition by the indemnifying party, or by any party acting on behalf of or under its authorization, of products made or developed as a result of information or materials received from the other party. The provisions of this paragraph shall survive termination of this AGREEMENT.

16. Compliance

RUTGERS and COMPANY agree that they will comply with all applicable federal, state and local laws, codes, regulations, rules and orders. This AGREEMENT shall be governed by the laws of the State of New Jersey without regard to its conflict of laws provisions.

17. Assignment

Neither party shall assign or transfer any interest in this AGREEMENT without the prior written consent of the other party, except for claims for money due or to become due under this contract. Any and all assignments not made in accordance with this Article are void.

18. Termination

This AGREEMENT may be terminated by either party by giving written notice to the other party at least ninety (90) days in advance of the specified date of termination. By such

termination, neither party may nullify the rights and obligations of the parties accrued prior to the effective date of termination of this AGREEMENT. Upon termination, RUTGERS will be reimbursed for all costs and noncancellable commitments incurred in the performance of the RESEARCH and not yet paid for, such reimbursement together with other payments not to exceed the total estimated project cost specified in Article 5.

19. Agreement Modification

Unless otherwise specified, this AGREEMENT embodies the entire understanding between RUTGERS and the COMPANY for the RESEARCH and supersedes any prior and/or contemporaneous discussions, representations, or agreements, written or oral, regarding this matter. Any changes to the terms of this AGREEMENT shall be valid only if the change is made in writing and approved by mutual written agreement of authorized representatives of both parties.

20. Use of Facilities

It is recognized that because this AGREEMENT is joint in nature there may be a need for use of UNIVERSITY facilities by COMPANY employees or use of COMPANY facilities by UNIVERSITY employees. Such use will be permitted without additional compensation by either party upon written approval of the party whose facilities are being utilized. This Agreement recognizes that some of the Company's laboratory facilities are co-located in facilities which are not owned by COMPANY and such facilities are excluded from this AGREEMENT.

21. Notices

Any notice or report required or permitted to be given under the AGREEMENT shall be deemed to have been sufficiently given for all purposes if sent by first class certified or registered mail or if delivered by express delivery service to the following addresses of either party:

Office of Corporate Liaison and Technology Transfer
Rutgers, The State University
ASB III, 3 Rutgers Plaza, 3rd Floor
New Brunswick, New Jersey 08901-8559
ATTN: Director

and

Ronald Durando
mPhase Technologies Inc.
11th Floor
150 Clove Road
Little Falls, New Jersey, 07424

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or such other address as is hereafter furnished by written notice to the other party.

22. Paragraph Headings

The Article headings are provided for convenience and are not to be used in construing this AGREEMENT.

23. Survivorship

The provisions of Articles 7, 8, 9, 10, 11, 13, 14, 15, 16, and 24 survive any expiration or termination of this AGREEMENT.

24. Insurance

COMPANY shall obtain and carry in full force and effect liability insurance with a reputable and established insurance company which shall protect COMPANY and RUTGERS in regards to the events covered in Article 15 above. COMPANY shall supply a current certificate of insurance to RUTGERS if requested.

25. Excusable Delays

RUTGERS will be excused from performance of the RESEARCH if a delay is caused by inclement weather, fire, flood, strike or other labor dispute, natural disasters, acts of governmental officials or agencies, or any other cause beyond the control of RUTGERS. The excusable delay is allowed for the period of time affected by the delay. If a delay occurs, the parties will revise the performance period or other provisions, as appropriate.

IN WITNESS WHEREOF, the parties have duly executed this AGREEMENT through their duly authorized representatives as of the day and year written above.

RUTGERS, The State University	**COMPANY**
BY Michael E. Breton	BY Ronald A Durando
NAME William T. Adams	NAME Ronald A Durando
TITLE Director, OCLTT	TITLE CEO
DATE 10-18-05	DATE 10/12/05

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MICHAEL E. BRETON, PH.D.
ASSOCIATE VICE PRESIDENT FOR
RESEARCH AND SPONSORED PROGRAMS

Exhibit A

Statement of Work

Rutgers University Energy Storage Research Group will:

1. Identify optimum lithium battery chemistries to incorporate into mPhases' reserve battery architecture

2. Perform research on the determined chemistries and the incorporation of such chemistries into the reserve battery architecture

3. Suggest design alterations to reserve battery architecture to optimally incorporate the reserve lithium chemistry